AMENDMENT NO. 11 TO
AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
OF AMERICAN CENTURY INTERNATIONAL BOND FUNDS

THIS AMENDMENT NO. 11 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is hereby adopted as of the 14th day of June, 2017, by the undersigned Trustees.

WHEREAS, the Board of Trustees of American Century International Bond Funds (the “Trust”) have determined that it is in the best interests of the Trust to add a new G Class for the series of shares titled Emerging Markets Debt Fund (“New G Class of Shares”); and

WHEREAS, pursuant to Article VIII, Section 8 of the Declaration of Trust, the Trustees wish to amend the Declaration of Trust to reflect the establishment of the New G Class of Shares.

NOW, THEREFORE, BE IT RESOLVED, that the establishment of the New G Class of Shares is hereby approved, effective July 28, 2017; and

FURTHER RESOLVED, that Schedule A of the Amended and Restated Agreement and Declaration of Trust for the Trust is hereby amended to reflect the establishment of the New G Class of Shares for the series of shares titled Emerging Markets Debt Fund by deleting the text thereof in its entirety and inserting in lieu therefore the Schedule A attached hereto.

This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

[Remainder of page intentionally left blank; signature page to follow.]

IN WITNESS WHEREOF, the Trustees do hereto set their hands as of the date first referenced above.

Trustees of the American Century International Bond Funds

/s/ Tanya S. Beder                    /s/ Jeremy I. Bulow
Tanya S. Beder                    Jeremy I. Bulow

/s/ Anne Casscells                    /s/ Ronald J. Gilson
Anne Casscells                    Ronald J. Gilson

/s/ Frederick L.A. Grauer                /s/ Jonathan D. Levin
Frederick L.A. Grauer                    Jonathan D. Levin

/s/ Peter F. Pervere                    /s/ John B. Shoven
Peter F. Pervere                    John B. Shoven

/s/ Jonathan S. Thomas
Jonathan S. Thomas

SCHEDULE A

American Century International Bond Funds

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof), with the relative rights and preferences as described in Section 6:

Series    Class    Date of Establishment

International Bond Fund    Investor Class        08/28/1991
R5 Class        06/24/2004*
A Class        08/01/1997
C Class        09/27/2007
R Class        09/27/2007
R6 Class        06/28/2013
I Class        04/10/2017
Y Class        04/10/2017
G Class        07/28/2017

Global Bond Fund    Investor Class        09/28/2011
R5 Class        09/28/2011*
A Class        09/28/2011
C Class        09/28/2011
R Class        09/28/2011
R6 Class        06/28/2013
I Class        04/10/2017
T Class        04/10/2017
Y Class        04/10/2017
G Class        07/28/2017

Global Currency Alpha Fund     Investor Class        04/05/2012
Institutional Class        04/05/2012
A Class        04/05/2012
C Class        04/05/2012
R Class        04/05/2012

Emerging Markets Debt Fund     Investor Class        03/11/2014
R5 Class        03/11/2014*
A Class        03/11/2014
C Class        03/11/2014
R Class        03/11/2014
R6 Class        03/11/2014
I Class        04/10/2017
Y Class        04/10/2017
G Class        07/28/2017

This Schedule A shall supersede any previously adopted Schedule A to the Declaration of Trust.
*Formerly Institutional Class; name changed to R5 Class on 04/10/2017.